Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CONOLOG CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 2006, AT 2:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[GRAPHIC]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
0693103 8100 060492259		AUTHENTICATION: 4767196 DATE: 05-23-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:22 PM 05/23/2006
FILED )2:16 PM 05/23/2006
SRV 060492259 - 0693103 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONOLOG CORPORATION

___________________________________________________________________

Under Section 242 of The Delaware General Corporation Law

___________________________________________________________________

Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.            The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is thirty-two million (32,000,000) shares, of which two million (2,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and thirty million (30,000,000) shares, having a par value of $.01 per share are to be classified as Common Stock.

2.            The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

Signed on this 1st day of May, 2006.

/s/ Robert S. Benou

Robert S. Benou, President

Chairman & Chief Executive Officer